Filed Pursuant to Rule 424(b)(5) and Rule 424(b)(8)
File No. 333-212389

PROSPECTUS SUPPLEMENT
 (to Prospectus dated July 13, 2016)

1,958,000 Shares of Common Stock

We are offering 1,958,000 shares of our common stock directly to the investors in this offering at a price of $0.56999 per share.  In a concurrent private placement, we are also selling to investors a five-year warrant to purchase one share of our common stock for each share purchased for cash in this offering at a price of $0.00001 per warrant, or the Purchase Warrants.  The Purchase Warrants will be exercisable beginning on the six month anniversary of the date of issuance, or the Initial Exercise Date, at an exercise price of $0.46 per share.  The Purchase Warrants will expire on the five year anniversary of the Initial Exercise Date. The Purchase Warrants and the shares of our common stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Purchase Warrants are being offered pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D.

We have engaged Maxim Group LLC, or the lead placement agent, and Aegis Capital Corp. as our placement agents  for this offering.  The placement agents are not purchasing or selling any shares offered by this prospectus supplement and the accompanying base prospectus.  See “Plan of Distribution.”

	Per Share	Total
Public offering price	$0.56999	$1,116,040
Placement agent fee(1)	$0.045	$88,110
Proceeds to us, before expenses	$0.5249	$1,027,930

(1) We have agreed to pay the placement agents an aggregate cash placement fee equal to 8.0% of the gross proceeds in this offering. We also have agreed to pay certain expenses and advances of the lead placement agent, as discussed under “Plan of Distribution.” For additional information on the placement agents’ fees and expense reimbursement, see “Plan of Distribution” in this prospectus supplement.

We anticipate that delivery of the shares will be made on or about February 21, 2017.

Our common stock and public warrants are listed on The NASDAQ Capital Market under the symbol “COYN” and “COYNW,” respectively.  On February 14, 2017, the last reported sale prices of our common stock and public warrants on The NASDAQ Capital Market were $0.66 per share and $0.08 per public warrant, respectively.  The Purchase Warrants are not and will not be listed for trading on any national securities exchange.

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $7,022,685 based on 10,640,432 shares of outstanding common stock held by non-affiliates and a price of $1.04 per share, which was the last reported sale price of our common stock as quoted on The NASDAQ Capital Market on January 4, 2017.  We previously issued $1,152,199 worth of securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus, and therefore are able to offer up to $2,536,519,of our securities under this prospectus pursuant to General Instruction I.B.6 of Form S-3.

On May 20, 2016, we received a notice from The NASDAQ Capital Market that we did not comply with Listing Rule 5550(b), which requires a minimum $2,500,000 stockholders’ equity, $35,000,000 market value of listed securities or $500,000 net income from continuing operations.  On July 19, 2016, The NASDAQ Capital Market granted us until November 16, 2016 to comply with Listing Rule 5550(b).  On November 18, 2016, we received notice that, based upon our non-compliance with the applicable $2.5 million stockholders’ equity requirement set forth in Listing Rule 5550(b), our listed securities were subject to suspension and subsequent delisting from The NASDAQ Capital Market unless we timely requested a hearing before the NASDAQ Hearings Panel.  On January 12, 2017 we held a hearing before the Nasdaq Hearings Panel and on January 18, 2017, we were notified that the Nasdaq Hearings Panel had determined to grant our request for continued listing on Nasdaq to an extension through May 17, 2017 to evidence compliance with all applicable criteria for continued listing on The Nasdaq Capital Market. In addition, on October 20, 2016, we received a letter from The NASDAQ Capital Market that, for the previous 30 consecutive business days, the closing bid price for our common stock was below the $1.00 per share minimum bid price requirement pursuant to Listing Rule 5550(a)(2). In accordance with Listing Rule 5810(c)(3)(A), we will have 180 calendar days to, or until April 18, 2017, to regain compliance with Listing Rule 5550(a)(2).  See “Risk Factors - Risks Factors Relating to Our Common Stock and this Offering - There may not be an active market for shares of our common stock, and we can provide no assurance that our common stock will continue to meet NASDAQ listing requirements, which may cause our shares to trade at a discount and may make it difficult for you to sell your shares”.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should consider carefully the risk factors beginning on page S-12 of this prospectus supplement, on page 5 of the accompanying base prospectus, and in the documents incorporated by reference herein and therein before purchasing any of the securities offered by this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Lead Placement Agent
Maxim Group LLC

Co-Placement Agent
Aegis Capital Corp.

The date of this prospectus supplement is February 14, 2017.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration statement process, we may from time to time offer to sell up to $25,000,000 of our common stock, preferred stock, warrants to purchase common stock and/or preferred stock, rights to purchase common stock, preferred stock or warrants and units consisting of shares of common stock, preferred stock, warrants, rights or any combination of these securities in one or more transactions.

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering of shares of common stock and certain additional updated information regarding our company; and (2) the accompanying base prospectus dated July 13, 2016, included in our registration statement on Form S-3 (SEC File No. 333-212389) (the “Registration Statement”), which provides general information regarding our shares of common stock, shares of preferred stock, warrants to purchase common stock and/or preferred stock, rights to purchase common stock, preferred stock or warrants and units consisting of shares of common stock, shares of preferred stock, warrants, rights or any combination of these securities and other information some of which may not apply to this offering. If information (including, without limitation, as provided under “Selected Financial Data”) in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the base prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference”. When we refer to this “prospectus,” we are referring to both this prospectus supplement and the base prospectus combined.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the base prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the placement agents have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell the securities covered by this prospectus supplement in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, the base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the base prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.  Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but you are referred to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated herein by reference as exhibits to the Registration Statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described under the section of this prospectus supplement entitled “Where You Can Find More Information.”

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to or in favor of any stockholder or potential stockholder of the Company. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs at any time.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. Although we believe these third-party sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified it. Except as may otherwise be noted, none of the sources cited in this prospectus supplement or the accompanying base prospectus has consented to the inclusion of any data from its reports, nor have we sought such sources’ consent. In addition, some data are based on our good faith estimates. These estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as our management’s experience in the industry, and are based on assumptions made by us based on such data and our knowledge of such industry and markets, which we believe to be reasonable. However, none of our estimates have been verified by any independent source. Although we are not aware of any misstatements regarding the market and industry data and estimates presented in this prospectus supplement, accompanying prospectus or the documents incorporated herein by reference, these estimates as well as the market data, industry statistics and other data described above involve risks and uncertainties and are subject to change based on various factors. Accordingly, investors should not place undue reliance on this information. See “Special Note Regarding Forward-Looking Statements.”

This prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other persons. Our registered trademarks in the United States include “COPSYNC”, “VIDTAC” and “WARRANTSYNC” and all trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement or the accompanying base prospectus are the property of their respective owners.

In this prospectus supplement, “we,” “us,” “our,” and “the company,” refers to COPsync, Inc., unless the context otherwise requires.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you carefully read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus supplement, the accompanying base prospectus, and any related free writing prospectus authorized by us, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-12, and any related free writing prospectus, as well as the other documents that we incorporate by reference into this prospectus supplement, including our financial statements and the notes to those financial statements, which are incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016. Please read “Where You Can Find More Information” on page S-32 of this prospectus supplement.

Our Company

COPsync Network

We operate what we believe to be the only real-time, law enforcement mobile data information system in the United States. We refer to this real-time, in-car information sharing, communication and data interoperability network as the “COPsync Network.” The COPsync Network, delivered via software as a service (SaaS), is designed for the purpose of:

•	Allowing law enforcement officers to compile and share information, in real-time, via a common database accessible by all such officers on the COPsync Network, regardless of agency jurisdiction;

•
Allowing officers to query, in real time, various local, state and federal law enforcement databases, including (i) the FBI Criminal Justice Information Service (CJIS) database, (ii) the law enforcement telecommunications system databases for the States of Texas, Mississippi and Massachusetts, (iii) the historical databases of our agency subscribers who have provided us with such access, (iv) the Department of Homeland Security’s El Paso Intelligence Center (EPIC) database, which collects information relating to persons crossing the United States - Mexico border, and (v) our COPsync Network database, and, as we expand the scope of our operations to states other than those noted above, we anticipate that we will provide access to the law enforcement telecommunications databases in those states as well, subject to approvals from the applicable governing state agencies;

•
Allowing dispatchers and officers to send, in real time, BOLO (be on the lookout) and other alerts of child kidnappings, robberies, car thefts, police pursuits, and other crimes in progress to all officers on the COPsync Network, regardless of agency jurisdiction;

•
Allowing officers to write tickets, offense reports, crash reports and other reports and electronically and seamlessly send, in real time or near real-time, the information in those reports to the COPsync Network database and local court and agency databases; and

•
Informing officers of outstanding Texas Class C misdemeanor warrants, in real-time, at the point of a traffic stop and allowing the officers to collect payment for those warrants using a credit card, through a specific feature enhancement to the COPsync Network that we sometimes refer to as the WARRANTsync system.

In the Homeland Security Act of 2002, Congress mandated that all U.S. law enforcement agencies, federal, state and local, implement information sharing solutions, referred to as “interoperability.” Our COPsync Network provides this interoperability. Prior to the introduction of the COPsync Network, significant information sharing among law enforcement agencies, regardless of agency jurisdiction, did not exist in the United States. We believe that this lack of interoperability existed because law enforcement software vendors maintain proprietary systems that are not intended to interface with systems of other vendors. Our business model is to bring real-time information sharing, communication and data interoperability to as many law enforcement agencies as possible.

Other Products

In addition to our core COPsync Network service, we offer three complementary service/product offerings.  These offerings are: COPsync911, an emergency threat notification service; VidTac, an in-vehicle software-driven video camera system for law enforcement and fire departments; and COURTsync, a court security and efficiency application, which includes WARRANTsync, a statewide misdemeanor warrant clearing database.

COPsync911 Threat Alert System

We also offer the COPsync911 threat alert service for use in schools, hospitals, day care facilities, government office buildings and other facilities with a high level of concern about safety and security. When used in schools, the COPsync911 service enables school personnel to instantly and silently send emergency alerts directly to the five closest law enforcement officers in their patrol vehicles, and to the local 911 dispatch center, with the mere click of a screen icon located on every Windows-based computer or any handheld device within the facility. A text alert is also sent to the cell phones of all law enforcement officers in the area and to all teachers, administrators, and other staff at the school, alerting them of potential danger. We expect our COPsync911 service to reduce emergency law enforcement response times in those circumstances when seconds and minutes count.

VidTac In-Vehicle Video System

VidTac is a software-driven video system for law enforcement.  Traditional in-vehicle video systems are “hardware centric” DVR-based systems. The video capture, compression and encryption of the video stream is performed by the DVR. We believe that a software-driven video system like VidTac is less expensive than a DVR-based system and eliminates the need for an agency to purchase a second DVR computer that needs to be replaced every three to four years as new patrol vehicles are placed into service.

COURTsync System

We also offer the COURTsync system to enhance courthouse protection and efficiency.  The COURTsync system is designed to enable judges and court personnel to instantly send emergency alerts directly to the closest law enforcement officers in their patrol vehicles and to the local 911 dispatch center, from any computer within the facility.  Court personnel are also able to query federal law enforcement databases and databases pertaining to officer safety and dangerous persons.  Additionally, COURTsync utilizes our WARRANTsync system to give patrol officers utilizing our COPsync Network access to Class C warrant information from the court, enabling them to collect warrant fees for the court.

WARRANTsync System

The WARRANTsync system, which is a feature set of the COURTsync system, is designed to be a Texas statewide misdemeanor warrant-clearing database. It enables law enforcement officers in the field to receive notice of outstanding warrants in real-time at the point of a traffic stop.  The WARRANTsync system enables the offender to pay the outstanding warrant fees and costs using a credit card.  Following payment, the offender is given a receipt and the transaction is complete.  We believe this product could be viewed as an enhancement feature to the core COPsync Network service since all COPsync Network users receive the outstanding warrant notice.

Business Model

We offer the COPsync Network, the COPsync911 threat alert service and the COURTsync service via a SaaS business model, under which our customers subscribe to use the COPsync Network and the COPsync911 service for a specified term. The subscription fees are typically paid annually at the inception of each year of service. Our business model is to obtain subscribers to use our service, achieve a high subscription renewal rate from those subscribers and then grow our revenue through a combination of acquiring new subscribers and obtaining renewals from existing subscribers. We executed approximately 428 new service agreements (or contracts) in 2015, compared to approximately 244 new service agreements in 2014.  Pertinent attributes of our business model include the following:

•	We have incurred and will continue to incur material research and development costs to continue to build out our infrastructure and add new features and functionality to our offerings;

•	We have incurred start-up cost to establish our services and continue to incur recurring fixed costs to maintain our services;

•	As we acquire subscribers and bring them onto our services, we experience variable acquisition costs related to sales, installation and deployment;

•	We recruit subscribers with the goal of reaching a level of aggregate subscriber payments that exceeds our fixed (and variable) recurring service costs;

•	We seek to maintain a high renewal rate among existing subscribers; and

•	We augment these recurring revenues with product revenues from sales of our VidTac law enforcement in-vehicle video system.

Assuming that we are successful in obtaining new users of our services, as well as retaining high renewal rates of existing subscribers, we anticipate that the recurring nature of our subscription model will result in annually recurring, sustainable and predictable cash flow and revenue growth, year-over-year. However, we can provide no assurance that we will be successful in implementing our business model and achieving our operational and financial objectives.

We sell our products and services through direct sales efforts and indirectly through a small network of distributors and resellers. Virtually all of our sales to date have been derived from the direct sales efforts of sales representatives that we employ. Regarding our indirect sales channels, we have certain distributors and resellers for our products and services. One distributor has exclusive distribution rights in approximately eleven states, subject to COPsync’s right to sell in those states. We also have several non-exclusive resellers, mainly vehicle “up-fitters” for the VidTac system in Texas. Our indirect sales channels have not contributed materially to sales to date when viewed in the context of our aggregate historical sales. We plan to devote time, energy and resources to develop a more robust and commercially successful network of indirect sales channels.

In January 2017, we entered into a contract with the Municipality of Arecibo, Puerto Rico (“Arecibo”) for the purchase of our products and services.  We believe that this contract, once implemented, will contribute materially to sales when viewed in the context of our aggregate historical sales. However, Arecibo’s obligations to purchase our products and services under this contract are conditioned on Arecibo’s ability to secure certain grants and we can provide no assurance that Arecibo will be successful in doing so. See “Risk Factors - Risk Factors Relating to Our Operations -  We rely predominantly on sales to governmental entities, and the loss of a significant number of our contracts would have a material adverse effect on our business, results of operations and cash flows.”

 Intellectual Property

We hold a United States patent (patent no. 9,047,768) entitled, “Method, System and Computer Program Product for Law Enforcement,” which is utilized in the COPsync Network. This patent, which expires in August 2032, is for a method performed by an information handling system comprising a network connection for communicating information about at least one subject, wherein the subject includes at least one of a subject vehicle or a subject person. We also hold a United States patent (patent no. 9,143,670) entitled, “Video Capture System Including Two Independent Image Sensors,” which expires in July 2033 and which is used in our VidTac product. This patent is for an in-vehicle video system comprising a forward-looking camera system that includes two independent image sensors and associated digital signal processors for processing imagery received from the respective independent image sensors. We received a notice of allowance from the United States Patent & Trademark Office (“PTO”) for a patent application covering certain other components of the Vidtac system and are awaiting for the PTO to issue a patent based on that application.  We also have three other pending United States patent applications.

We hold a Texas trademark registration for the mark “COPSYNC,” which expires in May 2018, and can be renewed for subsequent five-year terms as long as the mark remains in use. We also have a trademark registration application pending with the State of Texas for the mark “COPSYNC 911.”  Additionally, we have an application pending with the PTO for federal trademark registration for the mark “COPSYNC”, and hold federal trademark registrations for the marks “VIDTAC” and “WARRANTSYNC” which expire in December 2022 and January 2024, respectively, and can be renewed for subsequent ten-year terms as long as the marks remain in use and we timely file certain maintenance documents with the PTO.

Summary Risks

Before you invest in our common stock, you should carefully consider all the information in this prospectus supplement, including matters set forth in the “Risk Factors” section beginning on page S-12 of this prospectus supplement.  We believe that the following are some of the major risks and uncertainties that may affect us:

•
We have a short operating history, a relatively new business model, and have not produced significant revenues, which makes it difficult to evaluate our future prospects and increases the risk that we will not be successful;

•	We have a history of operating losses, which may continue and may harm our ability to obtain financing and continue our operations;

•	Our secured convertible notes and our receivables facilities are secured by substantially all of our assets. We are in breach of covenants under our receivables facilities;

•
On November 18, 2016, we received notice from The NASDAQ Capital Market indicating that, based upon our non-compliance with the applicable $2.5 million stockholders’ equity requirement set forth in Listing Rule 5550(b), our listed securities were subject to suspension and subsequent delisting from The NASDAQ Capital Market unless we timely requested a hearing before the NASDAQ Hearings Panel. On January 12, 2017 we held a hearing before the Nasdaq Hearings Panel and on January 18, 2017, we were notified that the Nasdaq Hearings Panel had determined to grant our request for continued listing on Nasdaq to an extension through May 17, 2017 to evidence compliance with all applicable criteria for continued listing on The Nasdaq Capital Market. The Company is diligently working to timely satisfy the terms of the NASDAQ Hearings Panel’s decision;

•
It is possible that we may require additional financing after the completion of this offering to continue to grow our business operations, which would dilute the ownership held by our stockholders. If we are unable to obtain additional financing our business operations may be harmed or discontinued, and if we do obtain additional financing our stockholders may suffer substantial dilution;

•	General economic conditions may adversely affect our business, operating results and financial condition;

•
If our existing products and services are not accepted by potential customers or we fail to introduce new products and services, our business, results of operations and financial condition will be harmed;

•	We rely heavily on sales to governmental entities, and the loss of a significant number of contracts would impact our ability to reach profitability;

•	If we are unable to adequately compete with our competitors, some of whom may have greater resources with which to compete, it may impact our ability to effectively market and sell our products;

•
Sales to many of our customers involve long sales and implementation cycles, which may cause revenues and operating results to vary significantly, making it more difficult to analyze our financial statements and prepare accurate financial projections;

•	If we are unable to retain the services of key personnel, we may not be able to continue our operations;

•	Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand; and

•	Intellectual property litigation could harm our business.

Convertible Promissory Notes

On July 1, 2016, we issued a convertible promissory note in the amount of $150,000 to an individual, or the July 1 note.  As of October 1, 2016, the amount owing under this note automatically increased to $300,000.  On January 3, 2017, we amended and restated this note.  As amended and restated, the July 1 note bears interest at a rate of 15% per annum and has a maturity date of February 1, 2017.  The note is convertible (i) at the option of the holder into any financing that closes prior to the maturity date in which the Company receives more than $500,000 at the terms of such financing, or (ii) upon an event of default under the note, at the option of the holder at 60% of the lowest volume weighted average price in the twenty consecutive trading days prior to the effective conversion date, but in no event less than $0.17 per share.  The holder of the July 1 note, as amended and restated, has waived its option to convert the note in connection with this offering.

On October 4, 2016, we issued a convertible promissory note in the amount of $149,526 to a third party consultant for services, or the October 4 note.  On January 3, 2017, we amended and restated this note.  As amended and restated, the October 4 note bears interest at a rate of 15% per annum and has a maturity date of April 4, 2017.  The note is convertible (i) at the option of the holder into any financing that closes during the term of this note, greater than $500,000 at the terms of such financing, or (ii) upon an event of default under the note, at the option of the holder at 60% of the lowest volume weighted average price in the twenty consecutive trading days prior to the effective conversion date, but in no event less than $0.17 per share.  The holder of the October 4 note, as amended and restated, has waived its option to convert the note in connection with this offering.

On January 3, 2017, we issued a convertible promissory note in the amount of $550,000 to an individual, or the January 3 note.  The January 3 note bears interest at a rate of 15% per annum and has a maturity date of the earlier of (i) October 3, 2017 or (ii) the closing by the Company of a public or private offering of at least $4.5 million of the Company’s equity interests.  The note is convertible upon an event of default under the note, at the option of the holder at 60% of the lowest volume weighted average price in the twenty consecutive trading days prior to the effective conversion date, but in no event less than $0.17 per share.

Pursuant to their terms, in no event may the July 1 note, the October 4 note or the January 3 note be collectively converted, in the aggregate, into more than 169,489 shares of common stock.

In September 2016, we issued a 12-month promissory note with a principal balance of $631,579, or the September 2016 note, and received $600,000 in gross proceeds.  The September 2016 note had an original issue discount of 5% and bears interest at 12% per annum during the term of the note. After the note’s five-month anniversary, the holder of the note may convert the principal and any accrued interest into shares of the Company’s common stock at $1.25 per share.  As amended pursuant to the February 2017 note described below, we are required to prepay all amounts due under the September 2016 note within one trading day after the closing of a public or private equity offering of at least $3,000,000 and we are required to prepay 20% of all amounts due under the September 2016 note within one trading day after the closing of a public or private equity offering of at least $1,500,000 but less than $3,000,000.  Our obligations under the September 2016 note are secured by an unconditional and continuing, first priority security interest in substantially all of our assets.  In addition, we issued 26,547 shares of our common stock to the noteholder in connection with the issuance of the September 2016 note.  On December 21, 2016, in exchange for a waiver of certain breaches of the transaction documents in connection with the September 2016 note, we agreed to prepay an amount equal to $50,000 under the September 2016 note and to issue the holder 150,000 restricted shares of our common stock.  See below “ - Recent Receivables Facilities.”

In October 2016, we issued a 12-month promissory note with a principal balance of $105,263, or the October 2016 note, and received $100,000 in gross proceeds.  The October 2016 note had an original issue discount of 5% and bears interest at 12% per annum during the term of the note. After the note’s five-month anniversary, the holder of the note may convert the principal and any accrued interest into shares of the Company’s common stock at $1.25 per share.  We are required to prepay all amounts due under the October 2016 note within one trading day after the closing of a public or private equity offering of at least $3,000,000.  Our obligations under the October 2016 note are secured by an unconditional and irrevocable, first priority security interest in substantially all of our assets.

In February 2017, we issued a 9-month promissory note with a principal balance of $388,888, or the February 2017 note, and received $350,000 in gross proceeds.  The February 2017 note had an original issue discount of 10% and bears interest at 10% per annum during the term of the note. This note is not convertible until we obtain shareholder approval for issuance of common stock pursuant to the note, after which the holder of the note may convert the principal and any accrued interest into shares of our common stock at $0.40 per share.  We are required to prepay 20% of the amounts due under the September 2016 note within one trading day after the closing of a public or private equity offering of at least $1,500,000, and we are required to prepay an amount equal to 10% of gross proceeds of a public or private equity offering of at least $500,000 within one trading day after the closing of such offering.  Our obligations under the February 2017 note are secured by an unconditional and continuing, first priority security interest in substantially all of our assets.  In addition, we issued a five year warrant to purchase 50,000 shares of our common stock to the noteholder in connection with the issuance of the February 2017 note.

Consulting Agreements

On October 5, 2016, our Board of Directors approved consulting arrangements with Ward E. Leber, our director, for marketing and business development services and with the Child Safety Network, LLC, or CSN, the master licensor on behalf of the non-profit organization Child Safety Network, Inc., for government relations and certain business services.  Mr. Leber founded and serves as chairman of the professional advisory board of the Child Safety Network, Inc., and serves as president of CSN.  Pursuant to the consulting agreement with Mr. Leber, we will pay Mr. Leber a fee of $10,000 per month.  In addition, Mr. Leber will be granted options to acquire 200,000 shares of our common stock, at an exercise price of $1.00 per share, which stock options vest pro-rata as of October 1, 2016, on a monthly basis over three (3) years.  The term of Mr. Leber’s consulting agreement is twelve (12) months, and may be terminated by either party upon 30 days’ written notice.  Pursuant to the consulting agreement with CSN, we will pay CSN a fee of $35,000 per month, which amount shall be primarily used for certain government relations services.  In addition, CSN will be granted options to acquire 420,000 shares of our common stock, at an exercise price of $1.00 per share, which stock options vest pro-rata as of October 1, 2016, on a monthly basis over one (1) year.  The term of the CSN consulting agreement is twelve (12) months, and may be terminated by either party upon 30 days’ written notice.  In consideration for our obligations under the CSN consulting agreement, and for no additional consideration, CSN also granted us a non-exclusive license in the United States and all other countries in which CSN is or in the future conducts business, to use and display CSN’s name, trademarks, tradenames and logos, subject to certain terms and conditions as set forth in the Non-Exclusive License Agreement, effective as of October 1, 2016, by and between the Company and CSN.

Recent Receivables Facilities

On November 28, 2016, we entered into a receivables facility with Expansion Capital Group, or Expansion, whereby we sold, for consideration of $300,000, six percent (6%) of our future credit card or other receivables until the purchased amount of $420,000 of receivables has been paid to Expansion, at the daily draw rate of $2,333 per day, which draws are paid by automatic withdrawal from our bank account.  Pursuant to an amendment to this agreement, we may prepay the outstanding amount at a discount of $375,000 during the period from one to thirty days after funding, at a discount of $395,000 during the period from thirty-one to sixty days after funding, and at a discount of $405,000 during the period from sixty-one to ninety days after funding.  The agreement is subject to certain customary events of default, upon which the entire uncollected balance may be collected by Expansion without notice or opportunity to cure. Our obligations under the agreement are secured by a continuing security interest in our future receivables and certain other collateral in favor of Expansion.

On November 30, 2016, we entered into a receivables facility with CFG Merchant Solutions, LLC, or CFG, whereby we sold, for consideration of $150,000, ten percent (10%) of our future credit card receivables until the purchased amount of $210,000 of receivables has been paid to CFG, at the daily draw rate of $1,750 per day, which draws are paid by automatic withdrawal from our bank account.  The agreement is subject to certain customary events of default, upon which the entire uncollected balance may be collected by CFG without notice or opportunity to cure. The purchased receivables are secured by a continuing security interest in our future receivables and certain other collateral in favor of CFG.  In connection with our entry into the receivables facility with CFG, Ronald A. Woessner, our chief executive officer, entered into a secured guaranty of payment and performance of our obligations, in favor of CFG.

Our entry into the Expansion receivables facility and the CFG receivables facility, or the receivables facilities, breached certain negative covenants contained in the purchase agreement and security agreement we entered into in connection with the September 2016 note and October 2016 note.  We have received a waiver for the breaches related to our entry into the receivables facilities from the holders of our September 2016 note and October 2016 note.  In addition, we were in breach of certain of our representations and covenants in the receivables facilities at the time such representations and covenants were made, and our entry into the February 2017 note breached certain negative covenants in the receivables facilities. Therefore, Expansion and CFG could, among other remedies, collect the entire uncollected balance due under the receivables facilities or collect on our other assets comprising the collateral, all without prior notice to us or opportunity to cure.    If the amounts under our receivables facilities were to be collected, we would be required to repay, refinance or restructure the payments on these amounts.  We cannot assure you that we would be successful in repaying or in completing a refinancing or restructuring of these facilities, if necessary.  See “Risk Factors - Risk Factors Relating to Our Operations - Our secured convertible notes and our receivables facilities are secured by substantially all of our assets.  We are in breach of covenants under our receivables facilities.”

Additional Equity Issuances

Since September 30, 2016, we have issued an aggregate of 3,396,614shares of our common stock, which constitutes approximately 27.65% of our outstanding common stock as of the date hereof.  These share issuances were comprised of 1,404,000 shares of common stock issued to consultants for services rendered, 70,000 shares of common stock issued pursuant to endorsement agreements, 90,000 shares of common stock issued in connection with our Series B Preferred Stock conversion, and 1,772,614 shares of common stock issued to certain accredited investors in connection with a registered direct offering.

Legal Proceedings

The Company was recently made aware of a lawsuit pending in the District Court of Hidalgo County, Texas in connection with the previously disclosed loan agreement between the Company and Pharr Economic Development Corporation, II, seeking damages of $475,000, plus interest, fees and unpaid royalties.  As was previously disclosed, there is a dispute between the parties as to the balance owed under the agreement when factoring in amounts the Company believes it is owed by Pharr for services rendered and expenses incurred by the Company.  The Company does not believe service of process was properly effected.

Our Corporate Information

We were incorporated in Delaware in October 2006 and operated with nominal or no assets or operations until 2008. We acquired the predecessor-in-interest to our business, PostInk Technology, LP, a Texas limited partnership, in April 2008 and began realizing revenues from operations in the fourth quarter of 2008. Shares of our common stock and public warrants to purchase our common stock have been listed on The NASDAQ Capital Market since November 13, 2015. Prior to November 13, 2015, shares of our common stock were quoted on the OTCQB. Our principal executive offices are located at 16415 Addison Road, Suite 300, Addison, Texas 75001, and our telephone number is (972) 865-6192. Our website address is www.copsync.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision to purchase our securities.

THE OFFERING

Common stock offered by us	1,958,000 shares
Public offering price	$0.56999 per share
Common stock outstanding prior to this offering	12,282,136 shares
Common stock to be outstanding after this offering	14,240,136 shares
Use of proceeds
We estimate that we will receive proceeds of approximately $1,027,930 from this offering and the concurrent private placement described below, after deducting the placement agents’ fees and commissions but before other estimated offering expenses payable by us. We intend to use the net proceeds from this offering for expansion of sales and marketing, working capital, continued product development and network enhancement, and other corporate purposes. In addition, pursuant to the terms of the February 2017 note, we intend to use 10% of the gross proceeds of this offering to prepay the February 2017 note. See “Use of Proceeds.”

Listing and symbol
Our common stock and public warrants are listed on The NASDAQ Capital Market under the symbol “COYN” and “COYNW,” respectively. The Purchase Warrants are not and will not be listed for trading on any national securities exchange.

Concurrent private placement
In a concurrent private placement, we are selling to purchasers of our common stock in this offering a warrant to purchase one share of our common stock for each share purchased for cash in this offering at a price of $0.00001 per warrant.  The Purchase Warrants will be exercisable beginning on the Initial Exercise Date at an exercise price of $0.46 per share and will expire on the five year anniversary of the Initial Exercise Date. The Purchase Warrants and the shares of our common stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Purchase Warrants are being offered pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D.  See “Private Placement Transaction and Warrants.”

NASDAQ Hearing
On November 18, 2016, we received notice from The NASDAQ Capital Market indicating that, based upon our non-compliance with the applicable $2.5 million stockholders’ equity requirement set forth in Listing Rule 5550(b), our listed securities were subject to suspension and subsequent delisting from The NASDAQ Capital Market unless we timely requested a hearing before the NASDAQ Hearings Panel.  On January 12, 2017 we held a hearing before the Nasdaq Hearings Panel and on January 18, 2017, we were notified that the Nasdaq Hearings Panel had determined to grant our request for continued listing on Nasdaq to an extension through May 17, 2017 to evidence compliance with all applicable criteria for continued listing on The Nasdaq Capital Market. The Company is diligently working to timely satisfy the terms of the NASDAQ Hearings Panel’s decision. See “Risk Factors - Risks Factors Relating to Our Common Stock and this Offering - There may not be an active market for shares of our common stock, and we can provide no assurance that our common stock will continue to meet NASDAQ listing requirements, which may cause our shares to trade at a discount and may make it difficult for you to sell your shares”.

Risk factors
Investing in our common stock involves a high degree of risk. You should carefully review and consider the “Risk Factors” sections of this prospectus supplement beginning on page S-12 and on page 5 of the accompanying base prospectus, and all other information in this prospectus supplement for a discussion of the factors you should consider before you decide to invest in this offering.

Unless otherwise stated, all share and share price information in this prospectus supplement is based on 12,282,136 shares outstanding as of February 14, 2017, and excludes the following:

•	1,811,597 shares of common stock reserved for issuance pursuant to certain convertible notes;
•	970,000 shares of common stock reserved, subject to stockholder approval, pursuant to a February 2017 convertible promissory note;
•	350,833 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $1.79 per share;
•	8,137,354 shares of common stock issuable upon exercise of outstanding warrants, at a weighted average exercise price of $2.49 per share;
•	2,000 shares of common stock issuable upon the conversion of our Series A Preferred Stock;
•	180,000 shares of common stock that have been approved for issuance but not yet issued;
•	700,000 shares of common stock issuable upon exercise of stock options that have been approved, subject to stockholder approval, at an exercise price of $0.50 per share.

SELECTED FINANCIAL DATA

The following table presents our unaudited condensed statements of operations for the three-month period ended March 31, 2016, the respective three-month and six-month periods ended June 30, 2016, and the respective three-month and nine-month periods ended September 30, 2016; provided, however, that the data presented below has been updated to correct certain items previously reported.  The selected data set forth below have been derived from our unaudited financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement  The unaudited financial statements reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly the financial position of the Company set forth herein.  You should read this selected financial data in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements and the notes thereto incorporated by reference in this prospectus supplement.

	Three Months Ended	Three Months Ended		Six Months Ended		Three Months Ended		Nine Months Ended
	March 31, 2016	June 30, 2016		June 30, 2016		September 30, 2016		September 30, 2016
REVENUES

Hardware, installation and other revenues	$437,859	$448,836		$890,038		$578,807		$1,468,844
Software license/subscription revenues	844,237	841,834		1,682,728		868,555		2,551,284
Total Revenues	1,282,096	1,290,670		2,572,766		1,447,362		4,020,128

COST OF REVENUES

Hardware and other costs	576,471	764,844		1,341,315		524,460		1,865,774
Software license/subscriptions	366,669	354,393		721,062		367,752		1,088,815
Total Cost of Revenues	943,140	1,119,237		2,062,377		892,212		2,954,589

GROSS PROFIT	338,956	171,433		510,389		555,150		1,065,539

OPERATING EXPENSES

Research and development	385,106	517,754		902,860		558,155		1,461,015
Sales and marketing	1,258,403	1,511,004		2,769,408		1,505,958		4,275,366
General and administrative	914,261	1,190,715	(1)	2,104,975	(1)	1,127,896	(2)	3,232,870	(2)
Total Operating Expenses	2,557,770	3,219,473)		5,777,243		3,192,009		8,969,251

LOSS FROM OPERATIONS	(2,218,814)	(3,048,040)		(5,266,854)		(2,636,859)		(7,903,712)

OTHER INCOME (EXPENSE)

Interest income	714	-		-		1,307		3,169
Interest expense	(11,994)	(35,930)		(47,209)		(29,574)		(78,646)
Total Other Income (Expense)	(11,280)	(35,930)		(47,209)		(28,267)		(75,477)

NET LOSS BEFORE INCOME TAXES	(2,230,094)	(3,083,970)		(5,314,063)		(2,665,126)		(7,979,189)

INCOME TAXES	-	-		-		-		-

NET LOSS	$(2,230,094)	$(3,083,970)		$(5,314,063)		$(2,665,126)		$(7,979,189)

(1) Included in these expenses for fiscal year 2016 are non-cash expenses of approximately $281,751 and $422,845 for the three month and six month periods ended June 30, 2016, relating to the value of various stock and warrant grants awarded to 3rd party service providers during the respective periods.
(2) Included in these expenses for fiscal year 2016 are non-cash expenses of approximately $127,764 and $585,578 for the three month and nine month periods ended September 30, 2016, relating to the value of various stock and warrant grants awarded to third party service providers during the respective periods.

RISK FACTORS

An investment in our common stock involves a number of risks. You should be able to bear the complete loss of your investment. You should carefully consider, in consultation with your own financial and legal advisors, the following factors, in addition to the risks and investment considerations discussed elsewhere in this prospectus supplement, in the accompanying base prospectus or in any document incorporated by reference herein, including the risk factors beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2015, as amended on Form 10-K/A, and those contained in our quarterly and current reports relating to periods thereafter, prior to deciding to purchase shares of our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. We also update risk factors from time to time in our periodic reports on Forms 10-K, 10-Q and 8-K which will be incorporated by reference into this prospectus supplement and the accompanying base prospectus. If any of the following risks actually occur, our business could be harmed. In such case, the market price of our common stock could decline and investors could lose all or a part of their investment.

Risk Factors Relating to Our Operations:

Our secured convertible notes and our receivables facilities are secured by substantially all of our assets.  We are in breach of covenants under our receivables facilities.

Our obligations under the September 2016 note, October 2016 note and February 2017 note are secured by an unconditional and irrevocable, first priority security interest in substantially all of our assets. In addition, our obligations under the receivables facilities are secured by a continuing security interest in our future receivables and certain other collateral.

Our entry into the receivables facilities breached certain negative covenants contained in the purchase agreement and securities agreement we entered into in connection with the September 2016 note and October 2016 note.  We have received a waiver for the breaches related to our entry into the receivables facilities from the holders of our September 2016 note and October 2016 note.  In addition, we were in breach of certain of our representations and covenants in the receivables facilities at the time such representations and covenants were made, and our entry into the February 2017 note breached certain negative covenants in the receivables facilities.  Therefore, Expansion and CFG could, among other remedies, collect the entire uncollected balance due under the receivables facilities or collect on our other assets comprising the collateral, all without prior notice to us or opportunity to cure.

If the amounts under our receivables facilities were to be collected, we would be required to repay, refinance or restructure the payments on these amounts.  We cannot assure you that we would be successful in repaying or in completing a refinancing or restructuring of these facilities, if necessary.  If we are unable to do so, we may be compelled to reduce our operations or conserve cash, and our business may suffer.

We have experienced losses since our founding. A failure to obtain profitability and achieve consistent positive cash flows would have a significant adverse effect on our business.

We have incurred operating losses since our inception, including a reported net loss of $6,414,230 and $7,979,189 for our fiscal year ended December 31, 2015 and the nine months ended September 30, 2016, respectively. Cash used in operating activities for the nine months ended September 30, 2016 was $7,524,548. In fiscal 2015, we used $3,354,898 of cash in our operating activities. We expect to continue to incur operating losses through at least fiscal 2016. As of September 30, 2016, we had an accumulated deficit of $37,966,320, cash and cash equivalents of $392,949, working capital deficit of $2,723,964 and stockholders’ equity deficit of $3,134,925. To date, we have funded our operations principally through the sale of our capital stock and debt instruments, as well as contributions of capital to our predecessor, and cash generated from operations. We will need to generate significant revenues to achieve profitability, and we cannot assure you that we will ever realize revenues at such levels. If we do achieve profitability in any period, we may not be able to sustain or increase our profitability on a quarterly or annual basis.

Servicing our receivables facilities requires a significant amount of cash and we may not have sufficient cash flow from our business.

Under our receivables facility with Expansion, we are required to pay Expansion the daily draw rate of $2,333 per day until we have paid the purchased amount of $420,000 of receivables.  Under our receivables facility with CFG, we are required to pay CFG on a daily basis an amount equal to ten percent (10%) of our credit card receivables or the minimum daily payment of $1,750 until we have paid the purchased amount of $210,000 of receivables.  Our ability to make scheduled payments under the receivables facilities depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our receivables facilities and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default under our receivables facilities.

We may require additional financing to support our operations. Such financing may only be available on disadvantageous terms, or may not be available at all. Any new equity financing could have a substantial dilutive effect on our existing stockholders.

At September 30, 2016, we had cash and cash equivalents of $392,949, working capital deficit of $2,723,964 and an accumulated deficit of $37,966,320. Our cash position may decline in the future, and we may not be successful in maintaining an adequate level of cash resources. Our key vendors have accommodated us by extending payment terms for our outstanding accounts payables, but we cannot assure you that these accommodations will continue. If our key vendors begin demanding standard payment terms, we may not be able to pay our accounts payable in a timely fashion, and we may lose our relationships with our key vendors.

We may be required to seek additional debt or equity financing in order to support our growing operations. Under the securities purchase agreements entered in connection with this offering, we have agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 30 days following the closing of the offering, which will limit our ability to finance our operations during this period.  We may not be able to obtain additional financing on satisfactory terms, or at all, and any new equity financing could have a substantial dilutive effect on our existing stockholders. If we cannot obtain additional financing, we will not be able to achieve the sales growth that we need to cover our costs, and our results of operations would be negatively affected.

Our secured convertible notes, which are payable during 2017, and our receivables facilities, are secured by substantially all of our assets.

Our obligations under the September 2016 note, October 2016 note and February 2017 note are secured by an unconditional and irrevocable, first priority security interest in substantially all of our assets. In addition, our obligations under the receivables facilities are secured by a continuing security interest in our future receivables and certain other collateral.

If we fail to comply with the terms of our secured convertible notes and/or the related agreements, the holders could declare a default and if the default were to remain uncured, the noteholders would have the right to proceed against any or all of the collateral securing their notes.  In addition, if we fail to comply with the terms of our receivables facilities, the counterparties thereto could, among other remedies, collect the entire uncollected balance due under the receivables facilities or collect on our other assets comprising the collateral, all without prior notice to us or opportunity to cure.  Any action by our secured noteholders or the counterparties to our receivables facilities to proceed against our assets would likely have a serious disruptive effect on our business operations.

If we are unable to obtain additional financing, our business operations may be harmed or discontinued.

Our continuation as a going concern is dependent upon our future revenues and our ability to obtain additional capital and attain profitable operations. We will require additional funds to fund expected additional losses from operations until revenues are sufficient to cover our operating expenses. If we are unsuccessful in obtaining any necessary additional financing, we will most likely be forced to reduce or terminate our operations.

We cannot predict our future results because we have a limited operating history.

Our predecessor, which began our business, was formed in January 2005. We began realizing revenues from operations in the fourth quarter of 2008. Given our limited operating history, it may be difficult for you to evaluate our performance or prospects. You should consider the uncertainties that we may encounter as a company that should still be considered an early stage company. These uncertainties include:

•	our ability to market and sell the COPsync Network and other products for a profit;

•	our ability to recruit and retain skilled personnel; and

•	our evolving business model.

If we are not able to address successfully some or all of these uncertainties, we may not be able to expand our business, compete effectively or achieve profitability.

If we are unable to develop and generate additional demand for our services or products, we will likely suffer serious harm to our business.

We have invested significant resources in developing and marketing our services and products. The demand for, and market acceptance of, our services and products is subject to a high level of uncertainty. Adoption of new software and hardware solutions, particularly by law enforcement agencies, which have historically relied upon more traditional means of communication, requires a broad acceptance of substantially different methods of conducting business and collecting and sharing information. Our services and products are often considered complex and often involve a new approach to the conduct of business by our customers. As a result, intensive marketing and sales efforts may be necessary to educate prospective customers regarding the uses and benefits of our services and products in order to generate additional demand. The market for our services and products may weaken, competitors may develop superior offerings or we may fail to develop acceptable solutions to address new market conditions. Any one of these events could have a material adverse effect on our business, results of operations, cash flow and financial condition.

We rely predominantly on sales to governmental entities, and the loss of a significant number of our contracts would have a material adverse effect on our business, results of operations and cash flows.

Our sales are predominantly derived from contracts with agencies of local governments. Selling to government entities can be highly competitive, expensive and time consuming, often requiring significant upfront time and expense without any assurance that we will successfully sell our products to such governmental entity. In order to sell to government entities, we may be required to obtain approval and/or certification by such government entities, and may require the maintenance of certain security clearances for facilities and employees, which can entail administrative time and effort possibly resulting in additional costs and delays. Additionally, such approval and/or certification processes may change, or more stringent processes may be developed, which may restrict our ability to continue to sell to government entities. Further, our sales, and results of operations, may be adversely affected by the curtailment of these governmental agencies’ use of technology, including curtailment due to governmental budget reductions. Governmental budgets available to purchase our software services and products could be negatively affected by several factors, including events we cannot foresee, such as local government budget shortfalls, federal and state government budget limitations resulting in the curtailment of grant programs that would otherwise cover the purchase of our services, current or future economic conditions, a change in spending priorities, and other related exigencies and contingencies. A significant decline in or redirection of local law enforcement expenditures in the future could result in a decrease to our sales, earnings and cash flows.

Undetected errors or failures in our software could result in loss or delay in the market acceptance for our products or lost sales.

Because our software services and products, and the environments in which they operate, are complex, our software and products may contain errors that can be detected at any point in its lifecycle. While we continually test our services and products for errors, errors may be found at any time in the future. Detection of any significant errors may result in, among other things, loss of, or delay in, market acceptance and sales of our services and products, diversion of development resources, injury to our reputation, increased service and warranty costs, license terminations or renegotiations or costly litigation. Additionally, because our services and products support or rely on other systems and applications, any software or hardware errors or bugs in these systems or applications may result in errors in the performance of our service or products, and it may be difficult or impossible to determine where the error resides.

We may not be competitive, and increased competition could seriously harm our business.

Relative to us, some of our current competitors or potential competitors of our COPsync 911 threat alert service, COURTsync service or VidTac in-vehicle video system may have one or more of the following advantages:

•	longer operating histories;

•	greater financial, technical, marketing, sales and other resources;

•	positive cash flows from operations;

•	greater name recognition;

•	a broader range of products to offer;

•	a larger installed base of customers; and

•	competitive product pricing.

Although no single competitive factor is dominant, current and potential competitors of our COPsync 911 threat alert service, COURTsync service or VidTac in-vehicle video system may establish cooperative relationships among themselves or with third parties to enhance their offerings that are competitive with our products and services, which may result in increased competition. Although to date we have not identified any direct competitors for our COPsync Network, competitors may develop in the future and such competitors may have greater resources or name recognition than we currently enjoy. As a result of these and other factors, we may be unable to compete successfully with our existing or new competitors.

Sales to most of our target customers involve long sales and implementation cycles, which may cause revenues and operating results to vary significantly.

We sell our services and products primarily to local government agencies and school districts. A prospective customer’s decision to purchase our services or products may often involve lengthy evaluation and product qualification process. Throughout the sales cycle, we anticipate often spending considerable time educating and providing information to prospective customers regarding the use and benefits of our services and products. Budget constraints and the need for multiple approvals within these organizations may also delay the purchase decision. Failure to obtain the timely required approval for a particular project or purchase decision may delay the purchase of our services or products. As a result, we expect that the sales cycle for our services and products will typically exceed 180 days, depending on the availability of funding to the prospective customer. These long cycles may cause delays in any potential sale, and we may spend a large amount of time and resources on prospective customers who decide not to purchase our services or products, which could materially and adversely affect our business.

Additionally, many of our services and products are designed for the law enforcement community, which requires us to maintain a sales force that understands the needs of this profession, engages in extensive negotiations and provides high-level support to complete sales. If we do not successfully market our services and products to these targeted customers, our operating results will be below our expectations and the expectations of investors and market analysts, which would likely cause the price of our common stock to decline.

Our products, offerings and website may be subject to intentional disruption that could adversely impact our reputation and future sales.

We collect and retain large volumes of criminal justice information, including law enforcement telemetry data, non-adjudicated criminal justice information and other personally identifiable information that our various products and systems collect, process, summarize and report. The integrity and protection of our data is critical to our business and our customers have the expectation that we will adequately protect this information. The federal Criminal Justice Information Security (CJIS) Policy and additional requirements imposed on us by the law enforcement industry pertaining to information security and privacy are increasingly demanding and continue to evolve. Maintaining compliance with these requirements may increase our operating costs and adversely impact our ability to release new products and services to our customers. Furthermore, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss, fraudulent or unlawful use of our data, which could harm our reputation or result in remedial and other costs, fines or lawsuits. Our business could be subject to significant disruption, and we could suffer monetary and other losses and reputational harm, in the event of such incidents and claims.

We will not be able to develop or continue our business if we fail to attract and retain key personnel.

We do not currently have an employment agreement with our chief executive officer or other key management and sales personnel.  Our future success depends on our ability to attract, hire, train and retain a number of highly skilled employees and on the service and performance of our senior management team and other key personnel. The loss of the services of our executive officers or other key employees could adversely affect our business. Competition for qualified personnel possessing the skills necessary to implement our strategy is intense, and we may fail to attract or retain the employees necessary to execute our business model successfully.

Our success will depend to a significant degree upon the continued contributions of our key management, engineering and other personnel, many of whom would be difficult to replace. In particular, we believe that our future success is highly dependent on Ronald A. Woessner, our chief executive officer, with whom we have not signed an employment agreement, Russell Chaney, our founder and a member of the board, and Shane Rapp, our founder and president. If Messrs. Woessner, Chaney or Rapp, or any other key members of our management team, leave our employment, our business could suffer and the share price of our common stock and public warrants would likely decline. Although we have entered into an employment agreement with each of Messrs. Chaney and Rapp, either of them may voluntarily terminate his services at any time. We do not currently have an employment agreement with Mr. Woessner and do not expect to enter into such agreement.

Furthermore, our sales success depends on our sales leadership and our sales representatives. We continue to experience turnover in our sales organization, including at the executive level. Our current senior sales executive, with whom we have not signed an employment agreement, is relatively new to the company. In 2014, 2015 and 2016, we hired new sales personnel to fill vacancies and increase the size of our sales team. Our current sales team is less experienced in the law enforcement space than our previous sales team. Consequently, our sales volumes could suffer until our new sales personnel become fully integrated.

If we do not protect our proprietary information and prevent third parties from making unauthorized use of our products and technology, our financial results could be harmed.

Most of our software and underlying technology is proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and procedures and through copyright, patent, trademark, and trade secret laws. However, all of these measures afford only limited protection and may be challenged, invalidated, or circumvented by third parties. Any patent licensed by us or issued to us could be challenged, invalidated or circumvented or rights granted there under may not provide a competitive advantage to us. Furthermore, patent applications that we file may not result in issuance of a patent or, if a patent is issued, the patent may not be issued in a form that is advantageous to us. Despite our efforts to protect our intellectual property rights, others may independently develop similar products, duplicate our products or design around our patents and other rights. In addition, it is difficult to monitor compliance with, and enforce, our intellectual property on a cost-effective manner.

Third parties claiming that we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from selling our products and services.

From time to time, we might receive claims that we have infringed the intellectual property rights of others, including claims regarding patents, copyrights, and trademarks. Because of constant technological change in the segments in which we compete, the extensive patent coverage of existing technologies, and the rapid rate of issuance of new patents, it is possible that the number of these claims may grow. In addition, former employers of our former, current, or future employees may assert claims that such employees have improperly disclosed to us the confidential or proprietary information of these former employers. Any such claim, with or without merit, could result in costly litigation and distract management from day-to-day operations. If we are not successful in defending such claims, we could be required to stop selling, delay shipments of, or redesign our products, pay monetary amounts as damages, enter into royalty or licensing arrangements, or satisfy indemnification obligations that we have with some of our customers. We cannot assure you that any royalty or licensing arrangements that we may seek in such circumstances will be available to us on commercially reasonable terms or at all. We may incur significant expenditures to investigate, defend and settle claims related to the use of technology and intellectual property rights as part of our strategy to manage this risk.

In addition, we license and use software from third parties in our business. These third party software licenses may not continue to be available to us on acceptable terms, or at all, and may expose us to additional liability. This liability, or our inability to use any of this third party software, could result in shipment delays or other disruptions in our business that could materially and adversely affect our operating results.

We may become involved in litigation which could harm the value of our business.

Because of the nature of our business, there is a risk of litigation from customers, suppliers, employees, partners, stockholders and others. Litigation can cause us to incur substantial expenses whether or not we prevail, which will add to our costs and may affect the capital available for our operations. An increase in our costs may cause us to increase the prices we charge for our products and services, which may lead  our customers to seek alternatives to our products. In such event, our revenues will decrease and we may be forced to curtail our operations.

Periods of sustained economic adversity and uncertainty could negatively affect our business, results of operations and financial condition.

Demand for our services and products depend in large part upon the level of capital and maintenance expenditures by many of our customers. Economic downturns result in lower tax receipts for municipalities, counties and school districts, hence, lower budgets for our customers and potential customers. Lower budgets could have a material adverse effect on the demand for our services and products, and our business, results of operations, cash flow and overall financial condition would suffer.

Disruptions in the financial markets, such as what occurred in 2008, may adversely impact the availability and cost of credit for our potential customers, which could result in the delay or cancellation of customer purchases. In addition, the disruptions in the financial markets may have an adverse impact on regional and world economies and credit markets, which could negatively impact the availability and cost of capital for us and our customers. These conditions may reduce the willingness or ability of our customers and prospective customers to commit funds to purchase our services or products, or their ability to pay for our services after purchase. These conditions could result in bankruptcy or insolvency for some customers, which would impact our revenue and cash collections. These conditions could also result in pricing pressure and less favorable financial terms in our contracts and our ability to access capital to fund our operations.

Risks Factors Relating to Our Common Stock and this Offering:

There may not be an active market for shares of our common stock, and we can provide no assurance that our common stock will continue to meet NASDAQ listing requirements, which may cause our shares to trade at a discount and may make it difficult for you to sell your shares.

Our common stock is currently listed on The NASDAQ Capital Market under the symbol “COYN.” However, no assurance can be given that an active trading market for our common stock will develop and continue. As a result, you may find it more difficult to purchase, dispose of and obtain accurate quotations as to the value of our common stock.

On May 20, 2016, we received a notice from The NASDAQ Capital Market that we did not comply with Listing Rule 5550(b), which requires a minimum $2,500,000 stockholders’ equity, $35,000,000 market value of listed securities or $500,000 net income from continuing operations.  On July 19, 2016, The NASDAQ Capital Market granted us until November 16, 2016 to comply with Listing Rule 5550(b).  On November 18, 2016, we received notice that, based upon our non-compliance with the applicable $2.5 million stockholders’ equity requirement set forth in Listing Rule 5550(b), our listed securities were subject to suspension and subsequent delisting from The NASDAQ Capital Market unless we timely requested a hearing before the NASDAQ Hearings Panel.  On January 12, 2017 we held a hearing before the Nasdaq Hearings Panel and on January 18, 2017, we were notified that the Nasdaq Hearings Panel had determined to grant our request for continued listing on Nasdaq to an extension through May 17, 2017 to evidence compliance with all applicable criteria for continued listing on The Nasdaq Capital Market.  In addition, on October 20, 2016, we received a letter from The NASDAQ Capital Market that, for the previous 30 consecutive business days, the closing bid price for our common stock was below the $1.00 per share minimum bid price requirement pursuant to Listing Rule 5550(a)(2). In accordance with Listing Rule 5810(c)(3)(A), we will have 180 calendar days to, or until April 18, 2017, to regain compliance with Listing Rule 5550(a)(2).

If we are unable to satisfy the terms of the Nasdaq Hearings Panel’s decision or we are unable to meet the other NASDAQ listing requirements, our securities could be suspended and subsequently delisted from The NASDAQ Capital Market. If our common stock were to be delisted from The NASDAQ Capital Market, our common stock could continue to trade on the OTCQB or similar marketplace following any delisting from The NASDAQ Capital Market. Any such delisting of our common stock could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, if in the future we were to determine that we need to seek additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets.

We have a substantial number of authorized common shares available for future issuance that could cause dilution of our stockholders’ interest and adversely impact the rights of holders of our common stock.

We have a total of 50,000,000 shares of common stock and 1,000,000 shares of preferred stock authorized for issuance. As of February 14, 2017, we had 37,717,864 shares of common stock and 900,000 shares of preferred stock available for issuance. As of February 14, 2017, we had reserved 350,833 shares of our common stock for issuance upon the exercise of outstanding options, 8,137,354 shares of our common stock for issuance upon the exercise of outstanding warrants, 2,000 shares of our common stock for issuance upon conversion of outstanding shares of our preferred stock, and 1,811,597 shares of our common stock upon conversion of outstanding convertible notes.  Additionally, we have 180,000 shares of common stock that have been approved for issuance but not yet issued; 700,000 shares of common stock issuable upon exercise of stock options that have been approved but not yet issued; and 667 additional shares available for future grants under our stock incentive plan. We may seek financing that could result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. We may also undertake acquisitions that result in issuances of additional shares of our capital stock. Those additional issuances of capital stock would result in a significant reduction of your percentage interest in us. Furthermore, the book value per share of our common stock may be reduced. This reduction would occur if the exercise price of any issued warrants, the conversion price of any convertible notes or the conversion ratio of any issued preferred stock is lower than the book value per share of our common stock at the time of such exercise or conversion.

The addition of a substantial number of shares of our common stock into the market or by the registration of any of our other securities under the Securities Act may significantly and negatively affect the prevailing market price for our common stock. The future sales of shares of our common stock issuable upon the exercise of outstanding warrants and options may have a depressive effect on the market price of our common stock, as such warrants and options would be more likely to be exercised at a time when the price of our common stock is greater than the exercise price.

Our stock could be subject to volatility.

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

•	actual or anticipated fluctuations in our quarterly and annual results;
•	changes in market valuations of companies in our industry;
•
announcements by us or our competitors of new strategies, significant contracts, acquisitions, strategic relationships, joint ventures, capital commitments or other material developments that may affect our prospects;

•	shortfalls in our operating results from levels forecasted by company management;
•	additions or departures of our key personnel;
•	sales of our capital stock in the future;
•	liquidity or cash flow constraints; and
•	fluctuations in stock market prices and volume, which are particularly common for the securities of emerging technology companies, such as us.

We may not pay dividends on our common stock in the foreseeable future.

We have not paid any dividends on our common stock. We may pay dividends in the future at the discretion of our board of directors. We are restricted from paying dividends on our common stock unless a dividend is paid on our Series A Preferred Stock in an amount equal to the amount of the dividends for all shares of our common stock into which each such share of Series A Preferred Stock could then be converted. We are unlikely to pay dividends at any time in the foreseeable future; rather, we are likely to retain earnings, if any, to fund our operations and to develop and expand our business.

Future sales and issuances of our capital stock or rights to purchase capital stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.

Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. We may sell common stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our stockholders may be materially diluted. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our common stock.

Risks Factors Relating to This Offering:

Our management has broad discretion as to the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering, and these actual uses may vary from our current plans. Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of such proceeds. Our management may spend a portion, or all, of the net proceeds from this offering in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. In the event our September 2016 note, October 2016 note, February 2017 note or receivables facilities were to be accelerated or collected, we may be required to use some or all of the proceeds from this offering to repay those amounts.  See above “ - Risk Factors Relating to Our Operations - Our secured convertible notes and our receivables facilities are secured by substantially all of our assets.  We are in breach of covenants under our receivables facilities.”  The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on a public offering price of $0.56999 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of approximately $0.76 per share in the net tangible book value of the common stock. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, and are subject to the “safe harbor” created by those sections. Forward looking statements involve risks and uncertainties and contain words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof regarding matters that are not historical facts. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those risks identified under “Risk Factors” and from time to time in our other filings with the SEC. The information in this prospectus supplement and the accompanying base prospectus speaks only as of the date of those documents and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

USE OF PROCEEDS

We estimate that we will receive proceeds of approximately $1,027,930 from this offering and the concurrent private placement, after deducting the placement agents’ fees and commissions but before other offering expenses payable by us. We intend to use the net proceeds from this offering for expansion of sales and marketing, working capital, continued product development and network enhancement, and other corporate purposes. In addition, pursuant to the terms of the February 2017 note, we intend to use 10% of the gross proceeds of this offering to prepay the February 2017 note.  The actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements.  In the event our September 2016 note, October 2016 note, February 2017 note or receivables facilities were to be accelerated or collected, we may be required to use some or all of the proceeds from this offering to repay those amounts.  See “Risk Factors - Risk Factors Relating to Our Operations - Our secured convertible notes and our receivables facilities are secured by substantially all of our assets.  We are in breach of covenants under our receivables facilities.”

Therefore, as of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION

If you purchase securities in this offering, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of common stock in this offering and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

Our net tangible book value as of September 30, 2016 was approximately $(3,134,925) or approximately $(0.35) per share of common stock. After giving effect to the sale of 1,958,000 shares of our common stock in this offering at the public offering price of $0.56999 per share and the sale of the Purchase Warrants in the concurrent private placement, and after deducting the placement agents’ fees and commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value at September 30, 2016 would have been approximately $(2,106,995) or approximately $(0.19) per share. This represents an immediate increase in net tangible book value of approximately $0.16 per share to our existing stockholders, and an immediate dilution of approximately $0.76 per share to investors purchasing shares in the offering.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

The following table illustrates the per share dilution to investors purchasing securities in the offering:

Public offering price per share		$0.56999
Net tangible book value per share as of September 30, 2016	$(0.35)
Increase in net tangible book value per share attributable to this offering		$0.16
Adjusted net tangible book value per share after this offering		$0.19
Amount of dilution in net tangible book value per share to new investors in this offering		$0.76

The discussion and tables above are based on 8,915,522 shares of our common stock outstanding as of September 30, 2016, and exclude the following share amounts outstanding at February 14, 2017:

•	1,811,597 shares of common stock reserved for issuance pursuant to certain convertible notes;
•	970,000 shares of common stock reserved, subject to stockholder approval, pursuant to a February 2017 convertible promissory note;
•	350,833 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $1.79 per share;
•	8,137,354 shares of common stock issuable upon exercise of outstanding warrants, at a weighted average exercise price of $2.49 per share;
•	2,000 shares of common stock issuable upon the conversion of our Series A Preferred Stock;
•	180,000 shares of common stock that have been approved for issuance but not yet issued;
•	700,000 shares of common stock issuable upon exercise of stock options that have been approved, subject to stockholder approval, at an exercise price of $0.50 per share.
•	1,404,000 shares of common stock issued to consultants subsequent to September 30, 2016 for services rendered;
•	80,000 shares of common stock issued subsequent to September 30, 2016 to an existing shareholder;
•	90,000 shares of common stock issued subsequent to September 30, 2016 pursuant to endorsement agreements;
•	50,000 shares of common stock issued subsequent to September 30, 2016 in connection with our Series B Preferred Stock conversion; and
•	1,772,614 shares of common stock issued during a Registered Direct offering that closed on January 11, 2017.

To the extent that options or warrants outstanding as of September 30, 2016, have been or may be exercised, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization, as of September 30, 2016:

•	on an actual basis; and

•
on a pro forma basis, based on a public offering price of $0.56999 per share of common stock and a private offering price of $0.00001 per Purchase Warrant, to give effect to the sale of 1,958,000 shares of our common stock in this offering and the Purchase Warrants in the concurrent private placement, after deducting the estimated placement agents’ fees and commissions and estimated offering expenses payable by us.

You should consider this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements and the notes thereto incorporated by reference in this prospectus supplement.

	As of September 30, 2016
	Unaudited, Actual	Unaudited, Pro forma
Cash and cash equivalents	$392,949	$2,376,980
Stockholders’ Equity:
Series A Preferred stock, par value $0.0001 per share; 1,000,000 shares authorized; 100,000 shares issued and outstanding as of September 30, 2016	$10	$10
Common stock, $0.0001 par value per share; 50,000,000 shares authorized; 8,915,522 shares issued and outstanding as of September 30, 2016*	$889	$1,262
Common stock to be issued, 284,170 shares	$341,756	$341,756
Additional paid-in capital	$34,488,740	$36,472,398
Accumulated deficit	$(37,966,320)	$(37,966,320)
Total Stockholders’ Equity (Deficit)	$(3,134,925)	$(1,150,894)

* Excludes the following share amounts as of February 14, 2017:
•	1,811,597 shares of common stock reserved for issuance pursuant to certain convertible notes;
•	970,000 shares of common stock reserved, subject to stockholder approval, pursuant to a February 2017 convertible promissory note;
•	350,833 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $1.79 per share;
•	8,137,354 shares of common stock issuable upon exercise of outstanding warrants, at a weighted average exercise price of $2.49 per share;
•	2,000 shares of common stock issuable upon the conversion of our Series A Preferred Stock;
•	180,000 shares of common stock that have been approved for issuance but not yet issued;
•	700,000 shares of common stock issuable upon exercise of stock options that have been approved, subject to stockholder approval, at an exercise price of $0.50 per share.
•	1,404,000 shares of common stock issued to consultants subsequent to September 30, 2016 for services rendered;
•	80,000 shares of common stock issued subsequent to September 30, 2016 to an existing shareholder;
•	90,000 shares of common stock issued subsequent to September 30, 2016 pursuant to endorsement agreements;
•	50,000 shares of common stock issued subsequent to September 30, 2016 in connection with our Series B Preferred Stock conversion; and

The above table reflects 1,772,614 shares of common stock issued during a Registered Direct offering that closed on January 11, 2017.

DESCRIPTION OF COMMON STOCK

In this offering, we are offering 1,958,000 shares of our common stock, alongside Purchase Warrants to purchase up to 1,958,000 shares of our common stock, as described in more detail in “Private Placement Transaction and Warrants”.

As of February 14, 2017, our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.0001 per share, of which 12,282,136 shares were issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.0001 per share, of which 100,000 shares were issued and outstanding. Each 50 shares of our Series A Preferred Stock is convertible into one share of common stock, but has voting rights of 15 votes per share of common stock into which it is convertible, after adjusting for the Company’s reverse stock split in October 2015. Upon the occurrence of certain events, each share of the Company’s Series A Preferred Stock shall automatically be converted into fully-paid non-assessable shares of common stock at the then-effective conversion rate (currently 50:1) for such share. In addition, as of February 14, 2017, there were issued and outstanding options to purchase 350,833 shares of common stock and warrants to purchase 8,137,354 shares of our common stock. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

Holders of shares of our common stock are entitled to: (i) one vote per share on all matters requiring a shareholder vote; (ii) a ratable distribution of dividends, if and when, declared by our Board of Directors; and (iii) in the event of a liquidation, dissolution or winding up of COPsync, to share ratably in all assets remaining after all of our indebtedness has been provided for or satisfied. Holders of common stock do not have preemptive rights to acquire any of our additional, unissued or treasury shares or our securities convertible into or carrying a right to subscribe for or acquire our shares of capital stock. Holders of common stock are not entitled to cumulative voting.

Anti-takeover Effects of Certain Provisions of our Certificate of Incorporation and Bylaws

Our certificate of incorporation contains provisions that could make it more difficult to acquire control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Preferred Stock

We believe that the availability of the preferred stock under our certificate of incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Advance Notice Procedure

Our bylaws provide an advance notice procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders. Only persons nominated by, or at the direction of, our board of directors or by a stockholder who has given proper and timely notice to our secretary prior to the meeting, will be eligible for election as a director. In addition, any proposed business other than the nomination of persons for election to our board of directors must constitute a proper matter for stockholder action pursuant to the notice of meeting delivered to us. For notice to be timely, it must be received by our secretary not less than 90 nor more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting (if the date of the annual meeting is not advanced more than 30 calendar days nor delayed by more than 70 calendar days from the anniversary date of the previous year’s annual meeting). These advance notice provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us.

Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Board.

Forum Selection Clause

Our bylaws, to the fullest extent permitted by law, provide that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits the Company and its stockholders by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against us or our directors, officers and employees.

Anti-Takeover Effects of Delaware Law

Section 203 of the Delaware General Corporation Law (DGCL) provides that, subject to exceptions specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

●	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●
upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

●
on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The restrictions described above also do not apply to specified business combinations with a person who is an “interested stockholder” prior to the time when the corporation’s common stock is listed on a national securities exchange, so these restrictions would not apply to a business combination with any person who is one of our stockholders prior to this offering.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

●
any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

●	the affiliates and associates of any such person

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period.

Listing

Our common stock and warrants are listed on The NASDAQ Capital Market under the symbol “COYN” and “COYNW,” respectively. The Purchase Warrants are not and will not be listed for trading on any national securities exchange. On November 18, 2016, we received notice from The NASDAQ Capital Market indicating that, based upon our non-compliance with the applicable $2.5 million stockholders’ equity requirement set forth in Listing Rule 5550(b), our listed securities were subject to suspension and subsequent delisting from The NASDAQ Capital Market unless we timely requested a hearing before the NASDAQ Hearings Panel.  On January 12, 2017, we held a hearing before the Nasdaq Hearings Panel and on January 18, 2017, we were notified that the Nasdaq Hearings Panel had determined to grant the Company’s request for continued listing on Nasdaq to an extension through May 17, 2017 to evidence compliance with all applicable criteria for continued listing on The Nasdaq Capital Market.  In addition, on October 20, 2016, we received a letter from The NASDAQ Capital Market that, for the previous 30 consecutive business days, the closing bid price for our common stock was below the $1.00 per share minimum bid price requirement pursuant to Listing Rule 5550(a)(2). In accordance with Listing Rule 5810(c)(3)(A), we will have 180 calendar days to, or until April 18, 2017, to regain compliance with Listing Rule 5550(a)(2).  If we fail to timely satisfy the terms of the Nasdaq Hearings Panel decision or we are unable to meet the other NASDAQ listing requirements, our securities could be suspended and subsequently delisted from The NASDAQ Capital Market. See “Risk Factors - Risks Factors Relating to Our Common Stock and this Offering - There may not be an active market for shares of our common stock, and we can provide no assurance that our common stock will continue to meet NASDAQ listing requirements, which may cause our shares to trade at a discount and may make it difficult for you to sell your shares”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company.

Dividends

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

PRICE RANGE OF COMMON STOCK

Beginning on November 13, 2015, our common stock began trading on The NASDAQ Capital Market under the symbol “COYN.” We have one class of common stock and one class of preferred stock.

Prior to November 13, 2015, our common stock was quoted on the OTCQB maintained by the OTC Market Group Inc. under the symbol “COYN.”  At that time, we had one class of common stock and two classes of preferred stock.

The following table shows the high and low closing price of our common stock on The NASDAQ Capital Market and, prior to November 13, 2015, the high and low bids on the OTCQB, for each quarterly period during the current fiscal year and the fiscal years ended December 31, 2015 and 2014. The following high and low prices or bids have been adjusted retroactively to reflect a 1-for-50 reverse stock split that we effected on October 14, 2015.

	Price Range
Quarter Ended	High	Low
December 31, 2016	$1.10	$0.69
September 30, 2016	$1.67	$0.70
June 30, 2016	$1.97	$1.14
March 31, 2016	$2.22	$1.53
December 31, 2015	$8.10	$1.54
September 30, 2015	$9.50	$7.50
June 30, 2015	$15.00	$7.00
March 31, 2015	$21.50	$4.50
December 31, 2014	$22.50	$17.50
September 30, 2014	$24.00	$8.00
June 30, 2014	$10.00	$4.50
March 31, 2014	$5.00	$4.00

As of February 14, 2017, there were 210 holders of record of our common stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides to the fullest extent permitted by Delaware law that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our certificate of incorporation are necessary to attract and retain qualified persons as directors and officers.

We have entered into an indemnification agreement (each, an “Indemnification Agreement”) with certain of our directors. We expect to enter into similar agreements with our other directors and our executive officers.  In general, the Indemnification Agreements obligate us to indemnify a director or executive officer, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. In addition, the Indemnification Agreements provide for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The rights provided by the Indemnification Agreements are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, our certificate of incorporation or bylaws, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Maxim Group LLC has agreed to act as our lead placement agent, with Aegis Capital Corp. acting as co-placement agent, in connection with this offering subject to the terms and conditions of an engagement agreement, dated February 14, 2017 between Maxim Group LLC and us. The placement agents are not purchasing or selling any shares offered by this prospectus supplement and the accompanying base prospectus, but has arranged for the sale of certain of the shares offered hereby through direct securities purchase agreements entered into between the purchasers and us. The public offering price of the shares offered by this prospectus supplement and the accompanying base prospectus per share has been determined based upon arm’s-length negotiations between the purchasers and us.

Commissions and Expenses

We have agreed to pay the placement agents an aggregate cash placement fee equal to 8% of the gross proceeds in this offering. Subject to certain conditions, we also have agreed to reimburse all travel and other out-of-pocket expenses of the lead placement agent in connection with this offering, including but not limited to legal fees, which expenses shall be limited to, in the aggregate, $30,000. If the engagement agreement terminates prior to the consummation of this offering, the lead placement agent will be entitled to reimbursement for its actual expenses subject to a maximum of $20,000. We have agreed to pay the lead placement agent the amount of $15,000 as an expense advance, or the Advance. The Advance will be applied toward the cash placement fee. If this offering is terminated for any reason, any unused portion of the Advance will be returned to us.

Our obligation to issue and sell shares to the purchasers is subject to the conditions set forth in the securities purchase agreements, which may be waived by us at our discretion. A purchaser’s obligation to purchase shares is subject to the conditions set forth in his, her or its securities purchase agreement as well, which may also be waived.

We currently anticipate that the delivery of the shares will occur on or about February 21, 2017. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the purchasers or the transfer agent will issue the shares to the purchasers in book-entry form, as elected by the purchasers in their respective securities purchase agreements.

Other Terms

Under the securities purchase agreements, we have agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 30 days following the closing of the offering.

In addition, we have also agreed with the purchasers of our common stock and the Purchase Warrants that for a period of two years following the closing of the offering, we will not effect or enter into an agreement to effect a “Variable Rate Transaction” as defined in the securities purchase agreement to be entered into with each purchaser.

If we elect to terminate the offering for any reason even though the lead placement agent was prepared to proceed with the offering reasonably within the intent of the engagement agreement, and, if within twelve months following such termination, we complete any financing of equity, equity-linked or debt or other capital raising activity (other than the exercise of any options, warrants or other convertible securities) with any of the investors contacted by the lead placement agent during the term of the engagement agreement, then we will be required to pay to the lead placement agent upon the closing of such financing the cash placement fee described above.

Indemnification

We have agreed to indemnify the lead placement agent against certain liabilities relating to or arising out of its activities under the engagement agreement, or to contribute to payments that the lead placement agent may be required to make in respect of those liabilities.

Electronic Distribution

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on websites or through other online services maintained by the placement agents or by an affiliate. Other than this prospectus supplement and the accompanying base prospectus, the information on the placement agents’ websites and any information contained in any other website maintained by the placement agents is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or the placement agents, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the engagement agreement and securities purchase agreements. A copy of the engagement agreement and the form of securities purchase agreement with the purchasers are included as exhibits to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information.”

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying base prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying base prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying base prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The placement agents may arrange to sell securities offered by this prospectus supplement and accompanying base prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Regulation M Restrictions

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agents acting as principals. Under these rules and regulations, the placement agents:

•	must not engage in any stabilization activity in connection with our securities; and
•
must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

On July 14, 2015, July 23, 2015 and August 10, 2015, we closed the private placements of convertible promissory notes and warrants to purchase shares of our common stock (the “Private Offerings”), in which Maxim Group LLC acted as our placement agent. We paid Maxim Group LLC an aggregate cash fee of $131,600 and issued Maxim Group LLC a warrant at closing to purchase 28,320 shares of our common stock at an exercise price of $7.50 per share. On November 18, 2015, we closed an underwritten public offering of shares of our common stock and warrants to purchase shares of our common stock (the “Underwritten Offering”), in which Maxim Group LLC and Aegis Capital Corp. acted as co-underwriters.  We paid Maxim Group LLC and Aegis Capital Corp. an aggregate cash fee of $848,000 and issued Maxim Group LLC and Aegis Capital Corp. warrants at closing to purchase an aggregate of 121,144 shares of our common stock at an exercise price of $4.36 per share.  On January 11, 2017, we closed a registered direct offering of common stock and warrants.  We paid the placement agents an aggregate cash fee of $92,173.

We also reimbursed Maxim Group LLC for its out of pocket expenses of $50,000 relating to the Private Offerings and $125,000 for the Underwritten Offering, and granted Maxim Group LLC, together with Aegis Capital Corp., the co-underwriter in the Underwritten Offering, a right of first refusal for a period of 18 months to act as lead managing underwriter and book runner or as co-lead manager and co-book runner and/or co-lead placement agent for all future public or private equity, equity-linked and debt financings (excluding commercial bank debt). In addition, Maxim Group LLC has provided financial advisory and investment banking services to us, for which we have paid to Maxim aggregate fees of $35,000 and issued Maxim 47,500 shares of our common stock in September 2014. Under FINRA Rule 5110(c), the common stock received for advisory services and $15,000 of advisory fees are not included in Maxim’s compensation related to this offering.

PRIVATE PLACEMENT TRANSACTION AND WARRANTS

In a concurrent private placement, we are selling to investors in this offering Purchase Warrants to purchase one share of our common stock for each share purchased for cash in this offering at a price of $0.0001 per warrant.

Each Purchase Warrant will be exercisable beginning on the Initial Exercise Date, which is six months after the date of closing at an exercise price of $0.46 per share subject to adjustment. Subject to limited exceptions, a holder of Purchase Warrants will not have the right to exercise any portion of its Purchase Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, or the Beneficial Ownership Limitation; provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The exercise price and number of the shares of our common stock issuable upon the exercise of the Purchase Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Purchase Warrants.

The Purchase Warrants are not and will not be listed for trading on any national securities exchange.  The Purchase Warrants and the shares of our common stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Purchase Warrants are being offered pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D.

EXPENSES

The following are the estimated expenses of the issuance and distribution of our shares of common stock in this offering, other than the placement agents’ fees and commission, all of which will be paid by us.  These estimated expenses include estimated expenses (including legal expenses) of the lead placement agent for which we have agreed to reimburse the lead placement agent.

SEC registration fee(1)	$2,518
FINRA filing fee(1)	$4,250
NASDAQ Capital Market additional listing fee	$-
Legal fees and expenses(2)	$70,000
Accounting fees and expenses	$16,000
Miscellaneous	$10,000
Total	$102,768

(1) The SEC registration fee of $2,517.50 and the FINRA filing fee of $4,250 covering all of the securities being offered under the registration statement on Form S-3 (File No. 333-212389) filed with the SEC with an effective date of July 13, 2016, of which this prospectus supplement forms part, was previously paid. We allocate the cost of these fees on an approximate pro-rata basis with each offering.
(2) This figure includes legal fees of the lead placement agent’s counsel reimbursable by us, which expenses shall be limited to, in the aggregate, $30,000, and fees and disbursements of our counsel not currently expected to exceed $40,000.

LEGAL MATTERS

The validity of the issuance of the securities to be issued in this offering will be passed upon for us by our counsel, Pryor Cashman LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the lead placement agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

PMB Helin Donovan, LLP, independent registered public accounting firm, has audited our financial statements at December 31, 2015 and 2014, and for each of the two years in the period ended December 31, 2015, as set forth in their report. We have included our financial statements in this prospectus and elsewhere in this registration statement in reliance on PMB Helin Donovan, LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-212389), of which this prospectus supplement and the accompanying base prospectus are a part, under the Securities Act, to register the shares of common stock offering by this prospectus supplement. However, this prospectus supplement and the accompanying base prospectus do not contain all of the information contained in the Registration Statement and the exhibits and schedules thereof. We have omitted from this prospectus supplement some parts of the Registration Statement as permitted by the rules and regulations of the SEC. Statements in this prospectus supplement concerning any document we have filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information that registrants file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at http:www.copsync.com. Our website is not a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus supplement. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for information incorporated by reference that is superseded by information contained in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus supplement or any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC, except in each case the information contained in such document to the extent “furnished” and not “filed”:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 30, 2016.
•	Our Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2015, filed with the SEC on April 29, 2016.
•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on May 16, 2016.
•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, filed with the SEC on August 15, 2016.
•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, filed with the SEC on November 14, 2016.
•
Our Current Reports on Form 8-K filed with the SEC on February 17, 2016, February 24, 2016, March 31, 2016, April 29, 2016, May 26, 2016, August 3, 2016, August 18, 2016, August 30, 2016, October 3, 2016, October 12, 2016, October 26, 2016, November 25, 2016, January 6, 2017, January 10, 2017, and January 19, 2017, and our Current Report on Form 8-K/A filed with the SEC on December 19, 2016 and January 11, 2017.

•
The description of our capital stock contained in our registration statement on Form 8-A (File No. 001-37613) filed with the Commission on October 29, 2015, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the sale of all the securities covered by this prospectus supplement (including all such documents filed with the SEC after the date of the initial filing of the Registration Statement that contains this prospectus supplement and prior to effectiveness of the Registration Statement or after such effectiveness), except in each case the information contained in such document to the extent “furnished” and not “filed”.

You may obtain copies of these documents on the website maintained by the SEC at http://www.sec.gov, or from us without charge (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) by writing us at Corporate Secretary, COPsync, Inc., 16415 Addison Road, Suite 300, Addison, Texas 75001, visiting our website at http://www.copsync.com or calling us at (972) 865-6192.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, any prospectus supplement or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PROSPECTUS

$25,000,000
Common Stock
Preferred Stock
Warrants
Rights
Units

We may offer and sell, from time to time in one or more offerings, up to $25,000,000 of our common stock, preferred stock, warrants and rights, or any combination of these securities, and/or units consisting of common stock, preferred stock, warrants and rights. We may also offer common stock upon conversion of preferred stock.

This prospectus describes some of the general terms that may apply to these securities. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in one or more prospectus supplements.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, and any free writing prospectus carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock and warrants are listed on the NASDAQ Capital Market under the symbol “COYN” and “COYNW,” respectively. Each prospectus supplement will contain information, where applicable, as to our listing on any securities exchange of the securities covered by the prospectus supplement.  The aggregate market value of our outstanding common stock held by non-affiliates was approximately $9,674,314 based on 8,888,975 shares of outstanding common stock, of which 1,669,338 shares are held by affiliates, and a price of $1.34 per share, which was the last reported sale price of our common stock as quoted on The NASDAQ Capital Market on June 29, 2016. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

These securities may be sold by us directly to purchasers, through dealers or agents, or to or through underwriters, or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our common stock and warrants involves a high degree of risk. See “Risk Factors” in our most recent Annual Report on Form 10-K and in any Quarterly Report on Form 10-Q, as well as in any prospectus supplement or free writing prospectus related to these specific offerings.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required or related free writing prospectuses. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 13, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $25,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement or information that is incorporated by reference into this prospectus that describes the specific amounts, prices and terms of the securities we offer. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities.  The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that Registration Statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, any related free writing prospectus as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

In this prospectus, unless otherwise indicated, “our company,” “we,” “us” or “our” refer to COPsync, Inc., a Delaware corporation.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

The Offering

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;
●	preferred stock;
●	warrants to purchase any of the securities listed above;
●	rights to purchase common stock, preferred stock or warrants; and/or
●	units consisting of one or more of the foregoing

in one or more offerings up to a total dollar amount of $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Our Company

COPsync Network

COPsync, Inc. operates what we believe to be the only real-time, law enforcement mobile data information system in the United States. We refer to this real-time, in-car information sharing, communication and data interoperability network as the “COPsync Network.” The COPsync Network, delivered via software as a service (SaaS), is designed for the purpose of:

•	Allowing law enforcement officers to compile and share information, in real-time, via a common database accessible by all such officers on the COPsync Network, regardless of agency jurisdiction;

•
Allowing officers to query, in real time, various local, state and federal law enforcement databases, including (i) the FBI Criminal Justice Information Service (CJIS) database, (ii) the law enforcement telecommunications system databases for the States of Texas, Mississippi and Massachusetts, (iii) the historical databases of our agency subscribers who have provided us with such access, (iv) the Department of Homeland Security’s El Paso Intelligence Center (EPIC) database, which collects information relating to persons crossing the United States - Mexico border, and (v) our COPsync Network database, and, as we expand the scope of our operations to states other than those noted above, we anticipate that we will provide access to the law enforcement telecommunications databases in those states as well, subject to approvals from the applicable governing state agencies;

•
Allowing dispatchers and officers to send, in real time, BOLO (be on the lookout) and other alerts of child kidnappings, robberies, car thefts, police pursuits, and other crimes in progress to all officers on the COPsync Network, regardless of agency jurisdiction;

•
Allowing officers to write tickets, offense reports, crash reports and other reports and electronically and seamlessly send, in real time or near real-time, the information in those reports to the COPsync Network database and local court and agency databases; and

•
Informing officers of outstanding Texas Class C misdemeanor warrants, in real-time, at the point of a traffic stop and allowing the officers to collect payment for those warrants using a credit card, through a specific feature enhancement to the COPsync Network that we sometimes refer to as the WARRANTsync system.

In the Homeland Security Act of 2002, Congress mandated that all U.S. law enforcement agencies, federal, state and local, implement information sharing solutions, referred to as “interoperability.” Our COPsync Network provides this interoperability. Prior to the introduction of the COPsync Network, significant information sharing among law enforcement agencies, regardless of agency jurisdiction, did not exist in the United States. We believe that this lack of interoperability existed because law enforcement software vendors maintain proprietary systems that are not intended to interface with systems of other vendors. Our business model is to bring real-time information sharing, communication and data interoperability to as many law enforcement agencies as possible.
COPsync911 Threat Alert System

We also offer the COPsync911 threat alert service for use in schools, hospitals, day care facilities, government office buildings, energy infrastructure and other facilities with a high level of concern about security. When used in schools, the COPsync911 service enables school personnel to instantly and silently send emergency alerts directly to the closest law enforcement officers in their patrol vehicles, and to the local 911 dispatch center, with the mere click of an icon, from any computer within the facility and from any cell phone and other mobile devices associated with the facility. The alert is also sent to the cell phones of all law enforcement officers in the area and to all teachers, administrators, and other staff at the school, alerting them of imminent danger. We expect our COPsync911 service to reduce emergency law enforcement response times in those circumstances when seconds and minutes count.

Once the alert is sent, a “crisis communication portal” is established among the person(s) sending the alert, the responding patrol vehicles and the local law enforcement 911 dispatch center. This allows the person(s) initiating the alert to silently communicate with responding officers and the 911 dispatch center about the nature of the threat, whether it is an active gunman, fire, suspicious person or other emergency. The crisis communication portal also provides a link to a diagram of the school or other facility and a map to its location.

COURTsync System
We also offer the COURTsync service to enhance courthouse protection and efficiency. COURTsync utilizes our WARRANTsync system to give patrol officers utilizing our COPsync Network access to Class C warrant information from the court, enabling them to collect warrant fees for the court. When used in courthouses, the COURTsync service enables judges and court personnel to instantly send emergency alerts directly to the closest law enforcement officers in their patrol vehicles and to the local 911 dispatch center, from any computer within the facility. Court personnel are also able to query federal law enforcement databases and databases pertaining to officer safety and dangerous persons.

VidTac In-Vehicle Video System
In addition to the COPsync Network and COPsync911, we offer a 100% digital, high-performance, software-driven video system designed for law enforcement. Its ultra-compact twin lens camera system not only doubles the image resolution quality but also the effective visual range of both video and still images. Unlike traditional in-vehicle video systems, which are expensive, “hardware centric” DVR-based systems, our VidTac software-driven system eliminates the need for a separate DVR, which allows us to offer VidTac for about half the price.

Business Model
We offer the COPsync Network, the COPsync911 threat alert service and the COURTsync service via a SaaS business model, under which our customers subscribe to use the COPsync Network and the COPsync911 service for a specified term. The subscription fees are typically paid annually at the inception of each year of service. Our business model is to obtain subscribers to use our service, achieve a high subscription renewal rate from those subscribers and then grow our revenue through a combination of acquiring new subscribers and obtaining renewals from existing subscribers. Pertinent attributes of our business model include the following:

•	We have incurred and will continue to incur material research and development costs to continue to build out our infrastructure and add new features and functionality to our offerings;
•	We have incurred start-up cost to establish our services and continue to incur recurring fixed costs to maintain our services;
•	As we acquire subscribers and bring them onto our services, we experience variable acquisition costs related to sales, installation and deployment;
•	We recruit subscribers with the goal of reaching a level of aggregate subscriber payments that exceeds our fixed (and variable) recurring service costs;
•	We seek to maintain a high renewal rate among existing subscribers; and
•	We augment these recurring revenues with product revenues from sales of our VidTac law enforcement in-vehicle video system.

Assuming that we are successful in obtaining new users of our services, as well as retaining high renewal rates of existing subscribers, we anticipate that the recurring nature of our subscription model will result in annually recurring, sustainable and predictable cash flow and revenue growth, year-over-year. However, we can provide no assurance that we will be successful in implementing our business model and achieving our operational and financial objectives.

We sell our products and services through direct sales efforts and indirectly through a small network of distributors and resellers. Virtually all of our sales to date have been derived from the direct sales efforts of sales representatives that we employ. Regarding our indirect sales channels, we have certain distributors and resellers for our products and services. The distributor has exclusive distribution rights in approximately ten states, subject to COPsync’s right to sell in those states. We also have several non-exclusive resellers, mainly vehicle “up-fitters” for the VidTac system in Texas. Our indirect sales channels have not contributed material sales to date when viewed in the context of our aggregate historical sales. We plan to devote time, energy and resources to develop a more robust and commercially successful network of indirect sales channels.

Intellectual Property

We hold a patent (patent no. 9,047,768) entitled, “Method, System and Computer Program for Law Enforcement,” which is utilized in the COPsync Network. This patent, which expires in August 2032, is for a method performed by an information handling system comprising a network connection for communicating information about at least one subject, wherein the subject includes at least one of a subject vehicle or a subject person. We also hold a patent (patent no. 9,143,670) entitled, “Video Capturing System Including Two Independent Image Sensors,” which is utilized in our VidTac product. This patent is for an in-vehicle video system comprising a forward-looking camera system that includes two independent image sensors and associated digital signal processors for processing imagery received from the respective independent image sensors. We also have three pending patents in application.

The federal trademark “COPSYNC” is held by a third party, but we dispute the validity of the registered holder’s rights in the mark. If the third party were to assert a trademark infringement claim against us, we could incur substantial costs and expenses of defending the claim and could be forced to relinquish our use of the “COPSYNC” mark and adopt a different trademark. This could cause a loss of the goodwill we have accumulated with respect to the sales of our products and services using the “COPSYNC” mark. We do, however, hold a Texas trademark registration for the mark “COPSYNC,” which expires in May 2018, and can be renewed for subsequent five-year terms as long as the mark remains in use. We also have a trademark registration application pending with the State of Texas for the mark “COPSYNC 911.”  Additionally, we hold federal trademark registrations for the marks “VIDTAC” and “WARRANTSYNC,” which expire in December 2022 and January 2024, respectively, and can be renewed for subsequent ten-year terms as long as the marks remain in use.

Our Corporate Information

We were incorporated in Delaware in October 2006 and operated with nominal or no assets or operations until 2008. We acquired the predecessor-in-interest to our business, PostInk Technology, LP, a Texas limited partnership, in April 2008 and began realizing revenues from operations in the fourth quarter of 2008. Shares of our common stock and warrants to purchase our common stock have been listed on The NASDAQ Capital Market since November 2015. Prior to November 2015, shares of our common stock were traded on the OTCQB. Our principal executive offices are located at 16415 Addison Road, Suite 300, Addison, Texas 75001, and our telephone number is (972) 865-6192. Our website address is www.copsync.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision to purchase our securities.

RISK FACTORS

Investing in our securities involves significant risks. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in the Company and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement and related free writing prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference in this prospectus may contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including: any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Forward-looking statements reflect our views as of the date on which they were made and are subject to risks and uncertainties, including, but not limited to those set forth under the heading “Risk Factors” in any applicable prospectus supplement, free writing prospectus or other filings we submit to the SEC that are incorporated by reference into this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. We do not intend, and undertake no obligation, to update any forward-looking statement, except as required by law. Before deciding to purchase our securities, you should carefully consider the risk factors incorporated by reference herein, in addition to any risk factors set forth in any prospectus supplement or free writing prospectus.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement or in any related free writing prospectus, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, business development and research and development expenditures and acquisitions of new technologies or businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement or in any related free writing prospectus relating to the specific offering.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement or free writing prospectus, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, regarding material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase any of the securities listed above;

●	rights to purchase common stock, preferred stock or warrants; and/or

●	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

CAPITAL STOCK

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, that may be authorized from time to time, and our bylaws, as amended from time to time. The Delaware General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of June 29, 2016, our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.0001 per share, of which 8,888,975 shares were issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.0001 per share, of which 100,000 shares were issued and outstanding. In addition, as of June 29, 2016, we had options to purchase 237,900 shares of common stock issued and outstanding. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

Each shareholder of our common stock is entitled to one vote for each share issued and outstanding held on all matters to be voted upon by the shareholders. Our shares of common stock have no preemptive, conversion, or redemption rights. Upon the sale of substantially all of our stock or assets or dissolution, liquidation or winding up, and after all liquidation preferences payable to any series of preferred stock entitled thereto have been satisfied, our remaining assets shall be distributed to all holders of common stock and any similarly situated stockholders who are not entitled to any liquidation preference or, if there be an insufficient amount to pay all such stockholders, then ratably among such holders. All of our issued and outstanding shares of common stock are fully paid and non-assessable. Our Certificate of Incorporation, as amended, does not provide for cumulative voting in the election of directors. The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Our common stock is listed on The NASDAQ Capital Market under the symbol “COYN.” The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company.

Warrants

Effective November 18, 2015, we consummated an underwritten public offering consisting of 3,028,572 shares of common stock and publicly-traded warrants to purchase up to an aggregate of 3,028,572 shares of common stock. The publicly-traded warrants may be exercised for a period of five years and have an exercise price of $3.125 per share of common stock. On December 17, 2015, we closed an overallotment exercise in connection with this public offering. In connection with this overallotment exercise, we issued publicly-traded warrants to purchase 440,420 shares of our common stock at an exercise price of $3.125 per share.

As of June 29, 2016, we had outstanding 4,329,931 warrants to purchase 4,329,931 shares of our common stock at a weighted average exercise price of $3.80. The 3,468,992 warrants sold in the underwritten public offering are listed on The NASDAQ Capital Market under the symbol “COYNW”. Our Warrant Agent is Nevada Agency and Transfer Company.

Preferred Stock

Our Certificate of Incorporation, as amended, provides that our board of directors may, by resolution, designate classes of preferred stock in the future. The designated series of preferred stock shall have such powers, designations, preferences and relative, participation or optional or other special rights and qualifications, limitations or restrictions as shall be expressed in the resolution adopted by the board of directors. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our Certificate of Incorporation, as amended, and any certificates of designation that our board of directors may adopt. Prior to the issuance of shares of each series of preferred stock, our board of directors is required by the Delaware General Corporate Law and our Certificate of Incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●
the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●
whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will be, when issued, fully paid and non-assessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Series A Preferred Stock

The Company has outstanding a total of 100,000 shares of its Series A Preferred Stock. Each 50 shares of our Series A Preferred Stock is convertible into one share of common stock, but has voting rights of 15 votes per share of common stock into which it is convertible, after adjusting for the Company’s reverse stock split in October 2015. Upon the occurrence of certain events, each share of the Company’s Series A Preferred Stock shall automatically be converted into fully-paid non-assessable shares of common stock at the then-effective conversion rate (currently 50:1) for such share. The events that may trigger this automatic conversion event are as follows: (1) immediately prior to the closing of firm commitment initial public offering, or (2) upon the receipt of the Company of a written request for such conversion from the holders of at least a majority of the Series A Preferred stock then outstanding, or if later, the effective date for conversion specified in such requests. These shares are held by the co-founders of the Company.

Anti-takeover Effects of Certain Provisions of our Certificate of Incorporation and Bylaws

Our certificate of incorporation contains provisions that could make it more difficult to acquire control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Preferred Stock

We believe that the availability of the preferred stock under our certificate of incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Advance Notice Procedure

Our bylaws provide an advance notice procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders. Only persons nominated by, or at the direction of, our board of directors or by a stockholder who has given proper and timely notice to our secretary prior to the meeting, will be eligible for election as a director. In addition, any proposed business other than the nomination of persons for election to our board of directors must constitute a proper matter for stockholder action pursuant to the notice of meeting delivered to us. For notice to be timely, it must be received by our secretary not less than 90 nor more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting (if the date of the annual meeting is not advanced more than 30 calendar days nor delayed by more than 70 calendar days from the anniversary date of the previous year’s annual meeting). These advance notice provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us.

Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Board.

Forum Selection Clause

Our bylaws, to the fullest extent permitted by law, provide that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits the Company and its stockholders by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against us or our directors, officers and employees.

Anti-Takeover Effects of Delaware Law

Section 203 of the Delaware General Corporation Law (DGCL) provides that, subject to exceptions specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:
●	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●
upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

●
on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The restrictions described above also do not apply to specified business combinations with a person who is an “interested stockholder” prior to the time when the corporation’s common stock is listed on a national securities exchange, so these restrictions would not apply to a business combination with any person who is one of our stockholders prior to this offering.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

●
any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

●	the affiliates and associates of any such person

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period.

WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the Registration Statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock, and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank, trust company or transfer agent that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●
the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;
●	the warrant agreement under which the warrants will be issued;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	anti-dilution provisions of the warrants, if any;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;
●	the identities of the warrant agent and any calculation or other agent for the warrants;
●	federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants;
●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank, trust company or transfer agent may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

RIGHTS

We may issue rights to purchase common stock, preferred stock or warrants that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock or warrants purchasable upon exercise of the rights;

●	the exercise price;

●	any provisions for adjustment in the exercise price or number of securities the rights can be exercised for;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the amount of shares of common stock or preferred stock or warrants at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our common stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

UNITS

We may issue units comprised of one or more of the other securities described in this prospectus, in any prospectus supplement or a free writing prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement or free writing prospectus will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

  PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, dealers, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on The NASDAQ Capital Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

So long as the aggregate market value of our voting and non-voting common equity held by non-affiliates is less than $75,000,000.00 and so long as required by the rules of the SEC, the amount of securities we may offer hereunder will be limited such that the aggregate market value of securities sold by us during a period of 12 calendar months cannot exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Certain legal matters governed by New York law with respect to the validity of certain of the offered securities will be passed upon for us by our counsel, Harter Secrest & Emery LLP, Rochester, New York.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2015 and 2014 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by PMB Helin Donovan, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides to the fullest extent permitted by Delaware law that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Certificate of Incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

We have entered into an indemnification agreement (each, an “Indemnification Agreement”) with certain of our directors. We expect to enter into similar agreements with our other directors and our executive officers.  In general, the Indemnification Agreement obligates us to indemnify a director or executive officer, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The rights provided by the Indemnification Agreement are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the Company’s Certificate of Incorporation, as amended, or bylaws, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the Registration Statement. We have omitted from this prospectus some parts of the Registration Statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information that registrants file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at http:www.copsync.com. Our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, except in each case the information contained in such document to the extent “furnished” and not “filed”:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 30, 2016.

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on May 16, 2016.

●	Our Current Reports on Form 8-K filed with the SEC on February 17, 2016, February 24, 2016, March 31, 2016, April 29, 2016, and May 26, 2016.

●
The description of our capital stock contained in our registration statement on Form 8-A (File No. 001-37613) filed with the Commission on October 29, 2015, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the securities covered by this prospectus (including all such documents filed with the SEC after the date of the initial filing of the Registration Statement that contains this prospectus and prior to effectiveness of the Registration Statement or after such effectiveness), except in each case the information contained in such document to the extent “furnished” and not “filed”.

You may obtain copies of these documents on the website maintained by the SEC at http://www.sec.gov, or from us without charge (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) by writing us at Corporate Secretary, COPsync, Inc., 16415 Addison Road, Suite 300, Addison, Texas 75001, visiting our website at http://www.copsync.com or calling us at (972) 865-6192.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, any prospectus supplement or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

1,958,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Maxim Group LLC

February 14, 2017